                                   EX-99.B9(b)

                     Consent of Blazzard, Grodd & Hasenauer

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BLAZZARD, GRODD & HASENAUER, P.C.

ATTORNEYS AT LAW                                     CONNECTICUT OFFICE:
                                             943 POST ROAD EAST - P.O. BOX 5108
NORSE N. BLAZZARD**                           WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                                  TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                             FACSIMILE (203) 454-4028

WILLIAM E. HASENAUER*

RAYMOND A. O'HARA III*                                 FLORIDA OFFICE:
LYNN KORMAN STONE*                                SUITE 213, OCEANWALK MALL
MAUREEN M. MURPHY*                                  101 NORTH OCEAN DRIVE
                                                  HOLLYWOOD, FLORIDA 33019
*   Admitted in Connecticut                       TELEPHONE (305) 920-6590
**  Admitted in Connecticut & Florida             FACSIMILE (305) 920-6902


                                 April 20, 1998

                               CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Counsel" contained in the Statement of Additional Information which forms a part of the Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 33-86738) for the individual flexible payment deferred variable annuity contracts ("Contracts") to be issued by First Variable Life Insurance Company and its separate account, First Variable Annuity Fund E.


                                    s/BLAZZARD, GRODD & HASENAUER, P.C.
                                    BLAZZARD, GRODD & HASENAUER, P.C.

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